UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                              April 30, 2002
Date of Report (Date of earliest event reported)_______________________________


                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


      Nevada                       1-12508                      87-0462881
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(State or other jurisdiction    (Commission                    (IRS Employer
    of incorporation)            File Number)                Identification No.)



         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
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                (Address of principal executive offices)         (Zip Code)


                                                             (972) 401-0752
Registrant's telephone number, including area code ____________________________


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          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                          MAGNUM HUNTER RESOURCES, INC.
                          DISCLOSURE OF 2002 ESTIMATES

     The table following this narrative sets forth our current range of estimates of our operating statistics for the last three calendar quarters during the fiscal year ended December 31, 2002. We are not predicting what actual oil and gas prices will be during the year 2002, and there is no assurance that current commodity prices will continue in the future at these levels. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and we expect that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect our expected operating results. The Company has a significant portion of its forecasted 2002 crude oil and natural gas production hedged through a combination of fixed price swaps and collar derivative transactions. These hedges are expected to mitigate a significant portion of any commodity price fluctuations in 2002.

     In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the pricing assumptions, the 2002 estimates were prepared assuming that demand by the general public, curtailment, producibility and overall market conditions for oil and gas produced in the U.S. during the year 2002 will be substantially similar to those for 2001. No material assumptions concerning acquisitions or divestments activities are included.

     All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will in fact occur and we caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our future results or the energy industry generally and could cause our results to differ materially from those expressed in this release. These factors include, among other things:

     o volatility of oil and gas prices,
     o the need to develop and replace reserves,
     o the substantial capital expenditures required to fund our operations,
     o changes in drilling success rates,
     o environmental risks,
     o drilling, completion and operating risks,
     o risks related to exploration and development drilling,
     o uncertainties about estimates of reserves,
     o competition,
     o government regulation, and
     o the risks factors and other conditions described in our report on Form 10-K for the period ended December 31, 2001.

     We caution that the estimates set forth below are given as of the date hereof only and are based upon currently available information. We are not undertaking any obligation to update these estimates as conditions change or other information becomes available.

                 Magnum Hunter Resources, Inc. and Subsidiaries
                        Consolidated Financial Projection
                         Quarterly and Full Year - 2002
                                    Unaudited

                                                 Qtr. 1                Qtr. 2                        Qtr. 3
                                            Jan. 1- Mar. 31       April 1 - June 30             July 1 - Aug. 31
                                                 Actual         Low      Mid     High         Low     Mid      High
------------------------------------------------------------------------------------------------------------------------
 Oil Sales Volume (MBbl/d)                         7.4          11.6     12.2     12.8        12.0     12.8     13.6
 Gas Sales Volume (MMcf/d)   (i)                 100.8         150.4    156.7    163.0       151.2    159.1    167.1
 Gas Equivalents Sales Volume (Mmcfe/d)          145.4         219.9    229.8    239.7       223.3    236.1    248.8
 Oil Price Realized ($/Bbl)                      21.04         23.98    23.98    23.98       23.78    23.76    23.76
 Gas Price Realized ($/Mcf)                       2.76          3.09     3.09     3.09        3.10     3.10     3.10
 Oil and Gas Revenues ($ millions)                39.2          67.6     70.6     73.7        69.4     73.4     77.4
 Production Costs ($/Mcfe)   (ii)                 1.01          1.06     1.02     0.91        1.07     1.02     0.92
 Other Revenue-Net ($ Millions)                    1.0           0.5      0.5      0.5         0.5      0.5      0.5
 General and Administrative ($ Millions)           2.5           3.2      3.2      3.2         3.3      3.3      3.3
 Depreciation and Depletion ($ Millions)          15.1          24.1     25.2     26.2        24.7     26.1     27.5
 Interest Expense ($ Millions)   (iii)             7.5          13.5     13.5     13.5        13.6     13.5     13.4
 Income Tax Expense ($ Millions)                  (6.5)          2.2      2.9      4.3         2.3      3.2      4.7
 Net Income to Common Shares ($ Millions)          7.4           3.6      4.8      7.0         3.8      5.3      7.7
 Net Income per Share-Diluted ($)                 0.17          0.05     0.07     0.10        0.05     0.07     0.11
 EBITDA ($ Millions)                              24.5          43.7     46.6     51.2        44.7     48.5     53.6
 Operating Cash Flow ($ Millions)   (iv)          17.3          30.8     33.6     38.3        31.7     35.5     40.7
 Capital Expenditures ($ Millions)                19.0          29.5     29.5     29.5        33.3     33.3     33.3

                                                       Qtr. 4
                                                  Sept. 1 - Dec. 31             Year End Totals
                                                Low      Mid     High         Low     Mid     High
-------------------------------------------------------------------------------------------------------
 Oil Sales Volume (MBbl/d)                      12.4     13.3    14.1         10.9     11.4     12.0
 Gas Sales Volume (MMcf/d)   (i)               155.6    164.4   173.1        139.7    145.5    151.2
 Gas Equivalents Sales Volume (Mmcfe/d)        229.9    243.9   257.9        204.9    214.1    223.3
 Oil Price Realized ($/Bbl)                    23.31    23.28   23.25        23.23    23.24    23.25
 Gas Price Realized ($/Mcf)                     3.17     3.18    3.19         2.97     2.97     2.98
 Oil and Gas Revenues ($ millions)              72.0     76.5    81.0        248.1    259.7    271.2
 Production Costs ($/Mcfe)   (ii)               1.07     1.02    0.93         1.06     1.02     0.93
 Other Revenue-Net ($ Millions)                  0.5      0.5     0.5          2.6      2.6      2.6
 General and Administrative ($ Millions)         3.3      3.3     3.3         12.3     12.3     12.3
 Depreciation and Depletion ($ Millions)        25.4     26.9    28.4         89.4     93.3     97.2
 Interest Expense ($ Millions)   (iii)          13.5     13.4    13.3         48.2     48.0     47.8
 Income Tax Expense ($ Millions)                 2.7      3.8     5.3          0.8      3.4      7.7
 Net Income to Common Shares ($ Millions)        4.5      6.2     8.7         19.4     23.8     30.8
 Net Income per Share-Diluted ($)               0.06     0.09    0.12         0.31     0.38     0.49
 EBITDA ($ Millions)                            46.6     50.9    56.2        159.6    170.4    185.5
 Operating Cash Flow ($ Millions)   (iv)        33.7     38.0    43.5        113.5    124.4    139.8
 Capital Expenditures ($ Millions)              33.3     33.3    33.3        115.0    115.0    115.0

     (i) Gas sales volumes include natural gas liquids sales using a conversion factor of 6 MCF per barrel.
     (ii) Higher sales volumes result in lower unit costs.
     (iii) Higher operating income results in less debt outstanding and, therefore, lower interest expense.
     (iv) Cash flow from operations before changes in operating assets and liabilities.

                 Magnum Hunter Resources, Inc. and Subsidiaries
                   Notes to Consolidated Financial Projection
                         Quarterly and Full Year - 2002
                                    Unaudited

NOTE 1 - OIL AND GAS SALES VOLUME

     Magnum Hunter Resources, Inc. ("MHR") merged with Prize Energy Corp. ("Prize") on March 15, 2002. The estimates are based upon MHR's and Prize's historical operating performance and trends, estimates of oil and gas reserves as of December 31, 2001, and the risk-adjusted results of our planned capital expenditure and operating budget for 2002.

NOTE 2 - OIL AND GAS PRICES

     For purposes of the estimates, we assumed a weighted average NYMEX WTI Index oil price of $23.60 per barrel ($24.10, $23.79 and $22.97 in the second, third and fourth quarters, respectively) and a weighted average NYMEX Index natural gas price of $3.11 per Mcf ($3.03, $3.03 and $3.27 in the second, third and fourth quarters, respectively). These prices were based upon NYMEX strip prices as of a recent date in April 2002. The oil and gas prices realized give effect to hedges and normal basis differentials for our production. The projections include commodity hedges currently in place, which include an average of approximately 111 Mmcf per day of natural gas hedged through costless collars with weighted average floor and ceiling prices of approximately $3.33 and $3.60 per Mcf, respectively, and 8,500 barrels per day of crude oil through costless collars with weighted average floor and ceiling prices of approximately $23.45 and $25.85 per barrel, respectively. Depending upon various circumstances, we may periodically enter into additional hedges of expected crude oil and natural gas production.

NOTE 3 - PRODUCTION COSTS

     Production costs include lifting costs, production taxes, severance taxes, ad valorem taxes and other production costs.

NOTE 4 - OTHER REVENUE-NET

     Other  revenue-net   reflects  revenues  from  gathering,   processing  and
marketing of natural gas and from oilfield services, net of projected costs of operations for these activities.

NOTE 5 - DEPRECIATION AND DEPLETION

     Depreciation and depletion related to oil and gas properties was calculated using a rate of $1.17 per Mcfe sold.

NOTE 6 - INTEREST EXPENSE

     We assumed that free cash flow available after capital expenditure items was used to reduce our senior bank debt.

NOTE 7 - INCOME TAXES

     Income taxes were calculated using an effective rate of approximately 38%. At this time we anticipate that all of the income taxes would be deferred.

NOTE 8 - NET INCOME PER SHARE-DILUTED

     Net income per share-diluted assumes diluted shares of approximately 71.3 million. Diluted shares were calculated on the basis of an assumed average market price for our stock of approximately $9.00 per share for the periods projected.

NOTE 9 - CAPITAL EXPENDITURES / DIVESTITURES

     Approximately 60% of projected capital expenditures will be spent on offshore drilling opportunities and 40% of projected capital expenditure will be spent on onshore drilling programs. The company currently anticipates divesting approximately $50 million of non-strategic oil and gas properties in 2002. For purposes of these projections, no such divestiture is included at this time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MAGNUM HUNTER RESOURCES, INC.


                                                 /s/ Chris Tong
                                            BY:____________________________
                                                 Chris Tong
                                                 Sr. Vice President and CFO


Dated:   April 30, 2002